SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                            --------------------

                                  FORM 8-K
                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934
                            --------------------

     Date of Report (Date of earliest event reported): August 16, 2002

                               CITIGROUP INC.

             (Exact Name of Registrant as Specified in Charter)


              Delaware                      1-9924           No. 52-1568099

  (State or Other Jurisdiction of      (Commission File    (IRS Employer
           Incorporation)                   Number)        Identification No.)



         399 Park Avenue, New York, New York                          10043

     (Address of principal executive offices)                       (Zip Code)


     Registrant's telephone number, including area code: (212) 559-1000


                               Not Applicable

       (Former name or former address, if changed since last report.)



ITEM 5.  OTHER EVENTS

         On August 16, 2002, Citigroup Inc. issued a press release announcing that it has revised the final distribution ratio relating to its distribution of 219,050,000 shares of class A common stock and 450,050,000 shares of class B common stock of Travelers Property Casualty Corp. to holders of Citigroup common stock. The press release is attached as Exhibit 99 to this Report.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)   Not applicable.

         (b)   Not applicable.

         (c)   Exhibits:

               The following exhibit is filed herewith:

               Exhibit 99      Press Release, dated August 16, 2002.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CITIGROUP INC.


Date:  August 16, 2002                      By: /s/ Craig S. Barrack
                                                ------------------------------
                                                Name:  Craig S. Barrack
                                                Title: Assistant Secretary



                               EXHIBIT INDEX

Exhibit No.                Description

99                         Press Release, dated August 16, 2002.

                                                                 Exhibit 99


                                                           [CITIGROUP LOGO]


For Immediate Release
August 16, 2002
Citigroup (NYSE symbol: C)

             CITIGROUP ANNOUNCES REVISED DISTRIBUTION RATIO FOR
                TRAVELERS PROPERTY CASUALTY CORP. SPIN-OFF

New York, NY - Citigroup (NYSE: C) today announced that it has revised the final distribution ratio relating to its distribution of 219,050,000 shares of class A common stock and 450,050,000 shares of class B common stock of Travelers Property Casualty Corp. (Travelers) to holders of Citigroup common stock. The revision will result in Citigroup stockholders receiving slightly more shares of Travelers common stock than previously announced.

The revision was precipitated by a correction in the number of outstanding shares of Citigroup common stock. Based upon the 5,070,089,240 outstanding shares of Citigroup common stock held of record at 5:00 p.m. Eastern Time on August 9, 2002, the record date for the distribution, Citigroup will distribute, on August 20, 2002, a combination of 0.0432043 of a share of Travelers class A common stock and 0.0887656 of a share of Travelers class B common stock for each such outstanding share of Citigroup common stock.

As previously stated, no fractional shares of Travelers class A common stock or Travelers class B common stock will be delivered as part of the distribution. Instead, fractional shares will be aggregated and sold on behalf of all stockholders. The net sale proceeds will then be distributed on a pro-rata basis to the affected stockholders.

Citigroup (NYSE: C), the preeminent global financial services company with some 200 million customer accounts in more than 100 countries, provides consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, insurance, securities brokerage, and asset management. Major brand names under Citigroup's trademark red umbrella include Citibank, CitiFinancial, Primerica, Salomon Smith Barney, Banamex, and Travelers. Additional information may be found at: www.citigroup.com.

Contacts:
Media:                     Leah Johnson     (212) 559-9446
                           Christina Pretto (212) 793-8217

Investors:                 Sheri Ptashek    (212) 559-4658

Fixed Income
Investors:                 John Randel      (212) 559-5091